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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2004

MORRIS PUBLISHING GROUP, LLC

(Exact name of registrant as specified in its charter)

Georgia	333-112246	58-1445060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia 30901

(Address of principal executive offices and zip code)

(706) 724-0851

(Registrant’s telephone number, including area code)

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Item 9. Regulation FD Disclosure.

On June 25, 2004, Morris Publishing Group, LLC announced via press release that it engaged J.P. Morgan Securities Inc. to seek to arrange and syndicate restructured term loans under its existing $400 million senior credit facilities, in an effort to reduce interest costs. A copy of Morris Publishing’s press release is hereby incorporated by reference herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2004	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Morris Publishing Group, LLC, dated June 25, 2004.

2